Exhibit 3.3

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “BASKINS ACQUISITION HOLDINGS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE THIRD DAY OF JUNE, A.D. 2009, AT 12:59 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “BASKINS HOLDINGS, LLC” TO “BASKINS ACQUISITION HOLDINGS, LLC”, FILED THE EIGHTH DAY OF JUNE, A.D. 2009, AT 3:40 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “BASKINS ACQUISITION HOLDINGS, LLC”.

4694700 8100H 090640814 You may verify this certificate online at corp.delaware.gov/authver.shtml
	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State

	AUTHENTICATION:	7378427

	DATE:	06-23-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:59 PM 06/03/2009
FILED 12:59 PM 06/03/2009
SRV 090583572 - 4694700 FILE

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

BASKINS HOLDINGS, LLC

First: The name of the limited liability company is Baskins Holdings, LLC.

Second: The address of the registered office of the limited liability company in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

In Witness Whereof, the undersigned has executed this Certificate of Formation on this 2nd day of June, 2009.

BY:	/s/ Kevin R. Burns
Kevin R. Burns, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:40 PM 06/08/2009
FILED 03:40 PM 06/08/2009
SRV 090597842 - 4694700 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company: Baskins Holdings, LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

Article FIRST stating the name of the limited liability company is hereby deleted and replaced with the following:

FIRST: The name of the limited liability company is Baskins Acquisition Holdings, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 8th day of June, A.D. 2009.

By:	/s/ Kevin R. Burns
Authorized Persons

Name:	Kevin R. Burns
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